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                                                                     Exhibit 5.1


                                                  February 11, 2000


VerticalNet, Inc.
700 Dresher Rd., Suite 100
Horsham, PA 19044


Ladies and Gentlemen:


     We have acted as counsel to you in connection with the registration under the Securities Act of 1933, as amended, by VerticalNet, Inc. (the "Company") of
(i) $115,000,000 aggregate principal amount of 5 1/4% Convertible Subordinated Debentures due 2004 (the "Debentures"), and (ii) such indeterminable number of shares of common stock, $.10 par value (the "Common Stock") of the Company as may be required for issuance upon conversion of the Debentures (the "Conversion Shares"). The Debentures and the Conversion Shares are to be offered and sold by certain security holders of the Company. In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to the Debentures and the Conversion Shares (the "Registration Statement") which you are filing with the Securities and Exchange Commission.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In all examinations made by us in connection with this opinion letter, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all records and documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. Based upon the foregoing, we are of the opinion that (i) the Debentures have been duly authorized and, assuming the Debentures were duly executed by the Company and duly authenticated by the trustee for the Debentures, have been legally issued and are valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the application of general principles of equity, and (ii) upon conversion of the Debentures in accordance with their terms and the indenture pursuant to which they were issued, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinions shall be limited to the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP